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                                                                   Exhibit 4.1



                           ENTERPRISES SOLUTIONS INC.
                                    DEED POLL


DEED POLL

Date:    Second of April 2000

Parties: ENTERPRISES SOLUTIONS INCORPORATED
         15 RAVEN ROAD, CANTON, M.A. 02021
                  ("Issuer")

In favour of: THE NOTEHOLDERS (as defined in clause 1.1).


RECITALS

A.   The Issuer proposes to issue the Notes pursuant to the terms of this Deed
     Poll.

B.   The Notes will be issued in registered form by inscription in the Register.


OPERATIVE PROVISIONS

1. INTERPRETATION

1.1 Definitions

The following words have these meanings in this Deed Poll unless the contrary intention appears:

American Dollars, US$, dollars and $ means the lawful currency of the United States of America.

Business Day means a day (not being a Saturday or Sunday) on which banks are open for general banking business in Melbourne.

Conditions means the terms and conditions of the Notes set out in Annexure 1.

Documents means:

(a) the Notes; and

(b) this Deed Poll.


Event of Default has the meaning given to it in Condition 11.1.

Insolvency Event means, with respect to any person, the happening of any of these events:

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(a) an application is made to a court (which is not dismissed within 14 days of it being made) for an order or an order is made that a body corporate be wound up; or

(b) an application is made to the court (which is not dismissed within 14 days of it being made) for an order appointing a liquidator or provisional liquidator in respect of the body corporate, or one of them is appointed, whether or not under an order; or

(c) except to reconstruct or amalgamate while solvent, a body corporate enters into or resolves to enter into a scheme or arrangement, deed of company arrangement or composition with or assignment for the benefit of, or any class of, its creditors, or it proposes a re-organisation, moratorium or other administration involving any of them; or

(d) a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent, or is otherwise wound up or dissolved; or

(e) a body corporate is or states that it is insolvent; or

(f) a body corporate is taken to have failed to comply with the statutory demand; or

(g) a body corporate is to makes a statement from which it may be reasonably deduced that the body corporate is the subject of an event which is unlawful.

(h) a body corporate takes any step to obtain protection, or is granted protection, from its creditors under any applicable legislation or an administrator is appointed to a body corporate; or

(i) a person becomes an insolvent under administration or action is taken which could result in that event.

Interest Amount means the amount of interest determined in accordance with Conditions to be payable in respect of each Note.

Interest Payment Date means the date or dates specified in (or to be specified in) the Register as a date on which a payment of interest on the Notes is due.

Interest Rate means the nominal rate of interest (expressed in per cent per annum) recorded in (or to be recorded in) the Registrar as the nominal interest rate payable on the Notes.

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Issue Date means the date recorded in (or to be recorded in) the Register as the date on which the Notes are issued.

Maturity Date means the date recorded in (or to be recorded in) the Register as the date for redemption of the Notes.

Note means the rights and entitlements of an investor under this Deed Poll, title to which is recorded in and evidenced by an inscription in the Register and Notes means the aggregate of all such rights which comprise the Issuer's Notes.

Noteholder means the person whose name is inscribed in the Register from time to time as the owner of a Note, or where the Note is owned jointly by more than one person, the persons whose names appear in the Register as the joint owners of that Note.

Prescribed Rate means the aggregate of 10% per annum.

Principal Amount means the face value of Notes held by the Noteholder and recorded in (or to be recorded in) the Register.

Redemption Amount means the Principal Amount of a Note.

Redemption Datein relation to any Note, means:

(a)  the Maturity Date; or
(b) the date (if any) on which the Issuer is obliged to repay the Redemption Amount under Condition 6.2, 6.3 or Condition 8,

whichever first occurs.

Register means a register of Noteholders maintained by the Issuer pursuant to clause 5.1.

Securities includes shares, debentures, debenture stock, notes and any option or right to subscribe for the same.

Security Interest means any bill of sale (as defined in any statute), mortgage, charge, lien, pledge, hypothecation, title retention arrangement, trust or power, as or in effect as security for the payment of a monetary obligation or the observance of any other obligation.

TaxAct means the Income Tax Assessment Act1936(Cth).

1.2      Interpretation
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In this Deed Poll unless the contrary intention appears:
(a) a reference to this Deed Poll or another document includes any variation or replacement of them;
(b)  a reference to this Deed Poll includes a reference to its Annexures;
(c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;
(d)  the singular includes the plural and vice versa;
(e) the word person includes a firm, body corporate, an unincorporated association or an authority;
(f) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;
(g) a reference to any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually;
(h) a reference to registration or recording includes inscription and register and record have a corresponding meaning;
(i)  a reference to a month means a calendar month;
(j)  a reference to transfer includes transmission; and
(k) where the day on or by which any matter or thing is to be done is not a Business Day, that matter or thing must be done on or by the preceding Business Day.

1.3 Headings

Headings are inserted for convenience and do not affect the interpretation of this Deed Poll.

1.4 Time of the essence

Time is of the essence of this Deed Poll in respect to a payment obligation.
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2. THE NOTES
2.1 Obligations and entitlement

The obligations of the Issuer under the Notes are constituted by, and specified in, this Deed Poll. Entitlement to a Note is determined by inscription in the Register.

2.2 Minimum subscription price

The aggregate subscription price paid by an applicant in respect of Notes subscribed by it must be a minimum of $100,000.

2.3 Register conclusive of ownership

The person whose name appears in the Register will be treated by the Issuer as the absolute owner of the relevant Note.

3. CREATION OF NOTES
3.1 Issue of Notes

The Issuer may at any time create its Notes upon the terms and conditions of this Deed Poll.

3.2 Rights of Noteholders

(a) The Issuer will create the Notes on the Issue Date by inscribing the details of those Notes in the Register.

(b) A Noteholder is entitled, in respect of each Note for which that person's name is inscribed in the Register, to the benefits given to Noteholders under this Deed Poll.
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4. RIGHTS AND OBLIGATIONS OF NOTEHOLDERS

4.1 Noteholders bound

Each Noteholder and any person claiming under each Noteholder is bound by this Deed Poll.

4.2 Deed poll

This Deed Poll is a deed poll. Accordingly, each Noteholder has the benefit of, and is entitled to enforce, this Deed Poll even though it is not a party to it, or is not in existence at the time of execution and delivery of this Deed Poll.

4.3 Enforcement

Each Noteholder may enforce its rights under this Deed Poll independently from the Issuer and each other Noteholder.

4.4 Incorporation of Annexures

The Notes are issued upon and subject to:

(a)  the Conditions; and

(b)  the terms relating to the Notes set out in the Register,

each of which is incorporated in this Deed Poll as if it were set out in this Deed Poll, and are binding on the Issuer and the Noteholders and all persons claiming through or under them respectively.

4.5 Provision of documents to Noteholders

Within five Business Days of receipt by the Issuer of a request from a Noteholder to do so, the Issuer must

(a) provide to that Noteholder a certified copy of this Deed Poll if required in connection with any legal proceeding, claim or action brought by that Noteholder in relation to its rights under a Note (Relevant Proceeding); or

(b) produce the original of this Deed Poll to a court if the Issuer is satisfied that:

(1) such document is required in connection with any legal proceeding in connection with or relating to the Notes;

(2) the relevant Noteholder has taken reasonable steps to ensure that such document will not be lost, damaged or destroyed; and
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(3) such document will be returned to the Issuer on request and is capable of being made available in respect of any other legal proceeding, claim or action brought by another Noteholder in relation to that other Noteholder's rights under any Note.

5. REGISTER

5.1 Register
The Issuer agrees to do the following things:
(a)  establish and maintain the Register in New York;
(b)  enter or cause to be entered in the Register:
(1)  the name and last modified address of each Noteholder;
(2)  the payment instruction last notified by each Noteholder;
(3)  the date on which a person becomes a Noteholder;
(4)  the date on which a person ceased to be a Noteholder;
(5)  the date on which each Note is redeemed and cancelled;
(6)  such other information as is required by any applicable law; and

(c) comply with the obligations expressed in this Deed Poll to be performed by the Issuer.

5.2 Multiple Noteholders

If more than four persons are the holders of a Note, the names of only four such persons will be entered in the Register.

5.3 Address of Noteholders

If more than one person is the holder of a Note, the address of only one of them will be entered on the Register. If more than one address is notified to the Issuer, the address recorded in the Register will be the address of the
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Noteholder whose name appears first in the Register as one of the holders of the
Note.

5.4 Certified extracts from Register available

The Issuer agrees, on request by a Noteholder, to provide to that Noteholder, at that Noteholder's expense, a certified extract of the particulars entered in the Register in relation to that Noteholder and the Notes held by it.

5.5 Trusts

Except as provided by statute or as required by order of a court of competent jurisdiction, no notice of any trust (whether express, implied or constructive) may be entered in the Register in respect of a Note.

5.6 Computer Register

The Register may be maintained on computer, provided that it is capable of being promptly reproduced in written form.

5.7 Audit of records

The records maintained by the Issuer in connection with the Notes and this Deed Poll may be audited by the person (if any) who audits the Register.

6. TRANSFERS

6.1 Transfer

Notes are transferable and are renounceable by the Noteholder.

7. THE ISSUER

7.1 Delegation

The Issuer may employ (as an agent or otherwise) such persons (if any) as may be necessary for it to carry out its obligations under this Deed Poll.

7.2 Specific responsibilities

In addition to its other obligations, the Issuer agrees to:-

(a) Immediately issue the Noteholder 450,000 warrants convertible at the 30 day moving average stock price of the issuer taken prior to the execution date of this deed. Registration rights are piggy backed on any registration by the company.
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(b)  establish and maintain the Register referred to in clause 5;

(c) determine the amount of withholding tax (including without limitation, tax file number withholding tax), if any, deductible from any payment in respect of a Note;

(d) Use its best endeavors to have its common stock resume trading on the NASDAQ bulletin board and to comply with the SEC to that end.

8. NOTICES

8.1 All notices, requests, demands, consents, approvals, agreements or other communications to the Issuer under this Deed Poll and the Notes:

(a) must be in writing addressed to the Issuer at:

Address:
WALTRAG AG
MERKURSTRASSE 3
4302 AUGST
SWITZERLAND
Attn: Otto Walker.
Fax: + (41) 61 8113933

or such other address as the Issuer may notify to the Noteholders from time to time; and

(b) will be taken to be made when delivered to such address.

9. RECEIPTS

If payment of any amount due to a Noteholder is made in accordance with the Conditions, that payment is a good discharge to the Issuer despite any notice the Issuer may have (whether express or otherwise) of the right, title, interest and claim of any other person to or in that money or the Note under which the payment is made.

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10. SECURITY INTERESTS AND ASSIGNMENT

The Issuer may not create or allow to exist a Security Interest in respect of its right under this Deed Poll or otherwise dispose of or deal with its rights under this Deed Poll.

11. GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

11.1 Governing law

This Deed Poll is governed by the law in force in Switzerland.

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11.2 Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Switzerland and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim those courts do not have jurisdiction.

11.3 Service of process
Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 8.1(a).

EXECUTED as a Deed Poll in Switzerland.
Dated this second day of April 2000


SIGNED for and on behalf of                 )
ENTERPRISES SOLUTIONS INC.                  )     /s/ Dr. John A. Solomon
by its duly authorised officer              )     -------------------------

in the presence of:                         )

s/s Gary S. Baker                                 Dr. John A. Solomon
-------------------------                         -------------------------

Witness                                           Print Name

Gary S. Baker
-------------------------
Print Name

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                                   ANNEXURE 1

Conditions of the Notes


The Notes are constituted by a deed poll ("Deed Poll") executed by Enterprises Solutions Incorporated ("Issuer"). Statements in these terms and conditions ("Conditions") are subject to the detailed provisions of the Deed Poll, a copy of which is available for inspection at the offices of the Issuer.

The registered owners of the Notes ("Noteholders") are entitled to the benefit of, are bound by and are deemed to have notice of, all the provision contained in the Deed Poll.

1. INTERPRETATION

1.1 Definitions

(a) Unless otherwise defined in these Conditions, terms defined in the Deed Poll have the same meaning when used in these Conditions.

(b)  In these Conditions:

     Commission means a commission of $250,000 10% convertible note on the same terms as those described in this deed and 50,000 detachable warrants are exercisable at a price equivalent to the conversion price of the notes described in this deed this price determination shall be 120% of the above when struck and shall remain said price for the life of the warrants being 3 years from the date of this deed. Registration rights on the underlying common stock are to be piggy backed onto any registration statement, provided the warrants are exercised prior to a registration statement filed by the company at any time.

Control of a person, includes the possession directly or indirectly of the power, whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights, directly or indirectly:

(i) to control more than 50% of the total votes which might be cast at a general meeting of the person;

(ii) to control the membership of the board of directors or other governing body of the person; or

(iii) to direct or cause the direction of the management and policies of that person whether by means of trust, agreements, arrangements,

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      understandings, the ownership of any interest in shares or stock of that person or otherwise.

      Conversion Date means the date a Note is converted into Ordinary Shares under Condition 7.

      Conversion Formula means the following formula: Each note will be converted, at the sole discretion of the holder, into common stock at a value of 90% of the 22 day moving average, backdated from the time of the conversion request, of the stock price at the time of conversion. Registration rights piggy back on any registration statement of the company.

      Conversion Notice is defined in Condition 7(b).

      "Conversion Period" means the period commencing on the date of execution of this deed and expiring on the date which occurs 12 months from the Issue Date.

      Ordinary Share means one fully paid ordinary share in the capital of the Issuer.

      Outstanding Notes on any day, means any Note which has not been converted into Ordinary Shares under Condition 7 as at that day.

      Securities includes shares, debentures, stock, notes and any option or right to subscribe for the same.

1.2   Interpretation

      Clauses 1.2(a), 1.2(c) to (k) inclusive, 1.4 and 1.5 of the Deed Poll apply to these Conditions provided that each reference in them to "this Deed Poll" is to be read as if it were a reference to "these Conditions".

2.    APPLICATION, ISSUE TERMS AND USE OF PROCEEDS

2.1   Application

      The Issuer agrees with the Noteholder that upon receipt of an application (in the form annexed) duly signed by the Noteholder, the Issuer will issue to the Noteholder the number of Notes described in that application on the terms of that application.

2.2   Issue Terms

(a)   The Notes must be paid for in full on application.

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(b)   The Notes are convertible solely at the option of the Noteholder to
      Ordinary Shares in the manner described in Condition 7.

3.    FORM, DENOMINATION AND TITLE

3.1   Form and denomination

      Each Note is issued in registered form and in a minimum denomination of $250,000 with increments of $1,000 thereafter. The holders of the Notes are recorded in the Register. Each Note is a separate debt of the Issuer and may be transferred separately from any other Note.

3.2   Registered owners

      The person whose name is inscribed in the Register as the registered owner of any Note from time to time will be treated by the Issuer as the absolute owner of such Note for all purposes, whether or not any payment in relation to such Note is overdue and regardless of any notice of ownership, trust or any other interest inscribed in the Register. Two or more persons registered as Noteholders are taken to be joint holders with right of survivorship between them.

3.3   Inscription conclusive

      Each inscription in the Register in respect of a Note constitutes:

(a) sufficient and conclusive evidence to all persons and for all purposes that the person whose name is so inscribed, is the registered owner of the Note to which the inscription relates;

(b) for the benefit of the person whose name is so inscribed, a separate and individual acknowledgment by the Issuer of its indebtedness to that person and of the vesting in such person of all rights vested in a Noteholder by the Deed Poll; and

(c) an unconditional and irrevocable undertaking and promise by the Issuer to the person whose name is so inscribed that, for value received, the Issuer will make all payments of principal and (if applicable) interest in respect of the Note in accordance with these Conditions.


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3.4   Manifest errors

      The making of, or the giving effect to of, a manifest error in an inscription into the Register will not avoid the constitution, issue or transfer of a Note. The Issuer must correct any manifest error of which it becomes aware.

3.5   Issue of certificate

      Within 3 Business Days from the Issue Date, the Issuer shall cause a certificate in respect of the Notes held by each Noteholder to be issued to the Noteholder in the form of the certificate set out in Annexure 3.

4.    STATUS OF NOTES

4.1   Status

      The Notes are direct, unconditional and rank without preference or priority among themselves.

5.    INTEREST

5.1   Period of accrual of interest

(a) Subject to Conditions 5.1 (b) and 5.1(c), interest accrues on each Note from (and including) the Issue Date up to (but excluding) the Redemption Date;

(b) Any overdue principal of a Note continues to bear interest at the Prescribed Rate, both before and after judgment, until such Redemption Amount is paid in full to the Noteholder;

(c) Any overdue interest on a Note itself bears interest at the Prescribed Rate, calculated on the date the interest falls due for payment and then
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      at successive intervals of 3 months, both before and after any judgment, until such overdue interest is paid in full to the Noteholder.

5.2   Interest Payment Dates

      Interest is payable monthly in arrears on each Interest Payment Date, except that:

(a) the first payment of interest will be in respect of the period from the Issue Date up to and including:

(i)   the date which occurs six months from the Issue Date; or

(ii) the Conversion Date of all the Notes held by the Noteholder, whichever first occurs; and

(b) the last payment of interest will be made on the Redemption Date or Conversion Date (which relates to all Notes then held by the Noteholder).

      Interest is calculated on the basis of a year of 365 days and the actual number of days elapsed.

5.3   Interest Rate and determination of Interest Rate

      Interest accrues on the Principal Amount of each Note at the Interest
      Rate.

6.    REDEMPTION AND PURCHASE

6.1   Redemption

(a) Each Outstanding Note of a Noteholder must be redeemed by the Issuer on the Redemption Date.

(b) On the Redemption Date, the Issuer must pay to the Noteholder the Redemption Amount together with all interest (if any accrued and unpaid thereon).

6.2   Demand following non-satisfaction of Event of Default

      The Noteholder may, following the occurrence of an Event of Default, declare by notice in writing to the Issuer the Redemption Amount to be due and payable and for that purpose require the redemption of all that Noteholder's Outstanding Notes, and otherwise in accordance with Condition 6.1(b). If redemption is required then the Issuer must repay all moneys due to the Noteholder within 14 days (or such other period as the Issuer and the Noteholder may otherwise agree).

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6.3   The Noteholder may, within twenty eight (28) days of first becoming entitled to voting shares of the Issuer such that any further acquisition of voting shares by the Noteholder, require the Issuer (within 21 days of receipt of a notice from the Noteholder requesting redemption for the reason described in this Condition) to redeem the Outstanding Notes in accordance with this Condition 6.

6.4   Right to demand redemption

      The Noteholder has the express right to demand the redemption of its Notes.

6.5   No right to redeem

      The Issuer has no right to redeem any Note pr: -)r to the Redemption Date.

6.6   Cancellation

      All Notes redeemed by the Issuer, or which are repurchased by the Issuer and which the Issuer elects to cancel, must be cancelled promptly after being repurchased and may not be reissued or resold and:

(a) the total Principal Amount of Notes evidenced by inscription on the Register immediately on such redemption or cancellation (as the case may be) is reduced by an amount equal to the aggregate Principal Amount of all Notes so redeemed or cancelled except in respect of an obligation or liability which arises on or before the Redemption Date; and

(b) all liabilities and obligations of the Issuer in connection with those Notes so redeemed or cancelled are discharged.

7.    CONVERSION

(a) A Noteholder may exercise its right to convert any or all of its Notes into Ordinary Shares under this Condition 7.

(b) The option to convert may only be exercised by the Noteholder giving written notice to the Issuer (Conversion Notice) at any time and from time to time during the Conversion Period. The notice must be duly completed and be substantially in the form of Annexure 2.

(c)   Within 7 days from receipt of the Conversion Notice the Issuer must:

(i) issue to the Noteholder Ordinary Shares, as per the conversion formula, for each Note so converted; and
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(ii)  not later than 10 Business Days after the Conversion Date forward free of charge to the Noteholder a share certificate for the Ordinary Shares issued on conversion of the Notes described in a Conversion Notice given under Condition 7(b).

(d) The issue of Ordinary Shares consequent upon conversion of Notes is treated for all purposes as the full repayment of the Redemption Amount payable with respect to such Notes and the obligations of the Issuer in relation thereto cease except in respect to an obligation or liability which arises on or before the Conversion Date.

(e) The Issuer must pay to the Noteholder all interest accrued and unpaid on the Note up to (but excluding) the Conversion Date.

(f)   Once issued, a Conversion Notice is not irrevocable.

(g) The Issuer must cause all Ordinary Shares issued to the Noteholder consequent upon conversion of Notes under this Condition 7 to be listed for trading on the NASDAQ as soon as possible after the Conversion Date.

(h) The Ordinary Shares allotted under this Condition 7 shall rank pari passu and form one class with the other Ordinary Shares then on issue.

8.    CHANGE IN CONTROL

(a) If a change in Control of the Issuer occurs prior to the Redemption Date, the Issuer shall promptly give notice to the Noteholders of the occurrence of that event.

(b) The Noteholder may within 21 days from the date of receipt of a notice under Condition 8(a), require the Issuer:

(i) to convert his Outstanding Notes to Ordinary Shares pursuant to Condition 7; or

(ii) to redeem the Outstanding Notes in accordance with Condition 6 and any Conversion Notice received by the Issuer on or after the date of that notice is of no force or effect.
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9.    PAYMENTS

9.1   Payments to Noteholders

      All payments under a Note must be made by the Issuer:

(a)   in US Dollars;

(b) to an account or an address in Switzerland or to another jurisdiction approved by the Issuer (it being acknowledged by the Issuer that it approves Switzerland for this purpose) designated by the Noteholder to the Issuer not later than the close of business on the eighth day immediately preceding the relevant Interest Payment Date or Maturity Date; or

(c) by cheque drawn on a bank in America or, at the option of the Noteholder, by electronic transfer to an account situated in America or another jurisdiction approved by the Issuer under Condition 9.1(b) and designated by the Noteholder to the Issuer not later than the close of business on the eighth day immediately preceding the relevant Interest Payment Date or Maturity Date, by the Issuer giving irrevocable instructions to effect a transfer of the relevant funds to such account; and

(d)   without set-off or counterclaim or any other deduction.

9.2   Business Days

      If a payment is due under a Note on a day which is not a Business Day or if payment is to be made to an account on a day on which banks are not open for general banking business in the city in which the account is located, the Noteholder is not entitled to payment of such amount until the next Business Day or a day on which banks in such city are open for general banking business (as the case may be) and is entitled to interest in respect of any such delay.

9.3   Payments subject to fiscal laws

      All payments are subject to Condition 10 and to any applicable fiscal or other laws and regulations.

10.   TAXATION

10.1  Payments made free and clear

      All payments under the Notes must be made free and clear of, and without deduction for, or by reference to, any present or future taxes.
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11.   EVENTS OF DEFAULT

11.1  An Event to Default occurs in relation to the Notes if:

(a) (failure to pay): there is default for more than 30 Days in the payment of principal in respect of the Notes or if there is default for more than 30 Days in the payment of interest in respect of the Notes;

(b) (cross default): any Borrowed Moneys Indebtedness (as defined in Condition 11.2) in an aggregate amount of not less than $10,000 of the Issuer or a Principal Subsidiary:

(i)   is not paid when due or within any originally applicable grace period;

(ii) is declared to be payable prior to its specified maturity (including any originally applicable grace period) following the occurrence of a default or any event or circumstance which constitutes an event of default (however described); or

(iii) in the case of any guarantee, indemnity or other commitment entered into by the Issuer in respect of indebtedness of any other person) is not paid or satisfied on demand being made or within any originally applicable grace period unless refusal to make such payment is allowed under any applicable law.

(c) (cease business): the Issuer or any Principal Subsidiary stops payment of its debts generally or ceases to carry on the whole or a substantial part of its business;

Enterprises Solutions Incorporated  21
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(d)   (insolvency): a petition in bankruptcy, reorganisation, compulsory composition, winding up or liquidation proceeding, or any other proceeding analogous in its purposes or effect is filed against the Issuer or any Principal Subsidiary (as defined in Condition 11.2(b)) and such proceeding is not discharged or stayed within a period of 60 days or the Issuer or any Principal Subsidiary initiates or consents to proceedings relating to itself under any applicable bankruptcy, reorganisation or insolvency laws or makes an assignment for the benefit of, or enters into any composition with, it creditors;

(e) (receiver): a receiver, receiver and manager, administrator or similar official is appointed over any of the assets or undertaking of the Issuer or a Principal Subsidiary or any step it taken in connection with such an appointment; or

(f) (execution): an order of attachment or execution is issued against all or a substantial part of the property of the Issuer or a Principal Subsidiary and is not removed or discharged within a period of 7 days; or

(g) (winding up): an effective resolution is passed for the winding up of the Issuer or a Principal Subsidiary or a meeting is convened for the purpose of considering such a resolution;

(h) (vitiation): this Deed Poll or any of the Notes is or becomes wholly or party void, voidable or unenforceable;

(i) (unable to pay debt): if the Issuer or a Principal Subsidiary becomes insolvent or unable to pay its debts or would be deemed to be unable to pay its debts; or

(j) (compromise): if a compromise or arrangement is proposed with, or becomes effective in relation to the creditors or any class of the creditors of the Issuer or a Principal Subsidiary.

11.2  For the purposes of Condition 11.1:

(a) Borrowed Moneys Indebtedness means with respect to any person, all obligations created, incurred or assumed by such person for the payment or repayment of moneys relating to or in connection with:

(i)   any indebtedness of such person in respect of moneys borrowed by it;

(ii) any indebtedness of such person under acceptance or documentary credit facilities;

Enterprises Solutions Incorporated  22
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(iii) any indebtedness of such person under bills, bonds, debentures, notes or similar instruments on which such person is liable;

(iv) any actual or contingent indebtedness of such person for moneys owing under any instrument entered into by such person primarily as a method of raising finance and not referred to elsewhere in this definition; and

(v) actual or contingent indebtedness of such person under guarantees, security, indemnities or other commitments designed to assure any creditor against financial loss in respect of indebtedness of any other person;

(b) Principal Subsidiary means any Subsidiary (as defined in Condition 11.2(c)) from time to time the total assets of which constitute 15% or more in value of the aggregate total assets of the Issuer on a consolidated basis calculated by reference to the respective latest audited accounts of the Issuer and the Subsidiary in question; and

(c)   Subsidiary means any entity:

(i) of which the Issuer owns or controls (either directly or through another or other Subsidiaries) 50% or more of the issued share capital; or

(ii) in which the Issuer has any ownership interest having ordinary voting power to elect 50% or more of the directors, managers or trustees of such entity.

11.3  If an Event of Default occurs:

(a) a Noteholder may by written notice to the Issuer (Early Redemption Notice) (such notice being effective upon receipt by the Issuer), with a copy to the other parties to this deed, declare the Principal Amount of the Notes held by that holder together with accrued interest to the Early Redemption Date (Early Redemption Amount) to be due and payable on the date that such written notice is received by the Issuer (Early Redemption Date).

11.4 The rights of a Noteholder in respect of any amount declared due and payable under Condition 11.3(a) are subject to Conditions 4.2 and 4.4.

Enterprises Solutions Incorporated  23
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12.   FURTHER ISSUES

      The Issuer may from time to time and without the consent of the Noteholders create and issue debt instruments and raise funds and other financial accommodation as it sees fit.

Enterprises Solutions Incorporated  24
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13.   NOTICES

13.1 All notices with respect to the Notes are valid if despatched by prepaid ordinary post to the Noteholders at their registered addresses (or, in the case of joint holders, to the address recorded in the Register). Such notice is taken to be received on the seventh day after posting.

13.2  Change of Address

      A Noteholder must promptly notify any change of address to the Issuer.

13.3  Notices to Issuer

      All notices to the Issuer are valid if sent to the address stipulated in or notified in accordance with clause 9.1 of the Deed Poll.

14.   STAMP DUTY

      The Issuer must pay all stamp duty payable in respect of the Notes.

15.   GOVERNING LAW, JURISDICTION AND SERVICES OF PROCESS

15.1  Governing law

      The Notes are governed by the laws in force in Switzerland.

15.2  Jurisdiction

      The Issuer irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Switzerland and courts of appeal from them. The Issuer waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim those courts do not have jurisdiction.

15.3  Service of process

      Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on the Issuer by being delivered to or left for the Issuer at its address for service of notices under clause 9.1 of the Deed Poll.

Enterprises Solutions Incorporated  25
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16.   CONFIDENTIALITY



      Any documents or information of any kind which relates directly or indirectly to the business being conducted by Enterprises Solutions Incorporated or its subsidiaries will be held commercial in confidence by the Noteholder.

Enterprises Solutions Incorporated  26
Deed Poll






                                   ANNEXURE 2

                            Form of Conversion Notice

                     NOTICE OF EXERCISE OF RIGHT TO CONVERT
The Issuer

We refer to the Deed Poll dated [ ] April 2000 given by Enterprises Solutions Incorporated in favour of the Noteholders.

Expressions used in this notice which are defined in the Deed Poll bear the defined meanings.

I/We the holder(s) of [ ] Notes hereby give notice of the right to convert [ ] Notes into Ordinary Shares in accordance with the Conditions.

If this Notice is signed by an attorney, the attorney hereby declares that he/she has no notice of revocation of the power of attorney under the authority of which this Notice is signed.

DATED


Signature(s)

_________If you wish to convert only part of your entitlement, insert the appropriate number. If this space is left blank the Notice is deemed to relate to the whole of your holding of Notes.

         This Notice must be signed by the Noteholder(s) personally or by a duly appointed attorney. If signed by an attorney, the relevant power of attorney must be submitted with the Notice unless already noted by the Issuer. If there are joint holders, each must sign. In the case of a corporation, the document must be executed in accordance with appropriate law of its jurisdiction and its company constitution as to execution of documents by a corporation or by a duly appointed attorney according to law.

Enterprises Solutions Incorporated  27
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                                   ANNEXURE 3

                                NOTE CERTIFICATE

2000 NOTES                CONVERTIBLE NOTE CERTIFICATE              2000 NOTES

                       ENTERPRISES SOLUTIONS INCORPORATED

REGISTERED OFFICE:                                                  DATE

                                                                    REGISTER

This is to certify that the abovenamed is the registered holder of the number of 2000 Notes of ENTERPRISES SOLUTIONS INCORPORATED as shown below, subject to the terms and conditions of the Issue and the provisions of which are contained in the Deed Poll dated [ ] April 2000, under which the 2000 Notes are issued.

REFERENCE                     CERTIFICATE NO                      NO OF UNITS

NO OF UNITS


Signed for and on behalf of                                   )
ENTERPRISES SOLUTIONS INCORPORATED                            )
by its                                                        )
duly authorised officer in the presence of:                   )


         /s/ Gary S. Baker                 /s/ Dr. John A. Solomon
-----------------------------------        -----------------------------
         Witness                           Director

         Gary S. Baker                     Dr. John A. Solomon
-----------------------------------        ------------------------------
Print Name                                 Print Name
    CDR USN (Ret)

Enterprises Solutions Incorporated  28
Deed Poll

                                APPLICATION FORM

To:      The Directors
         Enterprises Solutions Incorporated
         P.O. Box 352
         Boston MA 02137

Reference is made to the deed poll dated 2nd April 2000 ("Deed Poll") made by Enterprises Solutions Incorporated ("Issuer") in favour of the Noteholders (as defined in the Deed Poll).

Expressions used in this application which are defined in the Deed Poll bear the defined meanings.

WALTRAG AG. hereby applies for the issue to it of 5,000,000 non-transferrable Notes of $1 each with a coupon rate of 10% nominal interest per annum (payable monthly in arrears) and maturing 2nd April 2001.

The Notes may be converted at the option of Waltrag A.G. into Ordinary Shares of the Issuer in accordance with the Conversion Formula.

The Issuer will immediately pay Waltrag A.G. the Commission.

Waltrag A.G. agrees to pay the issue price of the Notes being $5,000,000 to a bank account nominated by the Issuer within 4 working days of the date of this application.

By making this application, Waltrag A.G. acknowledges to and agrees with the Issuer that Waltrag A.G. is bound by the terms of the Deed Poll. Further Waltrag A.G. acknowledges it is aware of a halt in trading of the common stock of The Issuer and has read the SEC press release and after investigating all matters asserted by the SEC and enters this agreement having conducted due diligence concerning such matters.

Enterprises Solutions Incorporated  29
Deed Poll
Dated:   April 1999

Signed for and on behalf of WALTRAG A.G.
by its duly authorised officer in the
presence of:
                                                      WALTRAG AG
/s/ Jrion Nadine
-----------------------------------                   /s/ Walker Otto
                                                      ------------------------
Witness                                               Director Secretary


    Jrion Nadine                                          Walker Otto
-----------------------------------                   ------------------------
Print Name                                            Print Name